Exhibit 10.1

EXECUTION COPY

SHAREHOLDERS’ AGREEMENT

dated as of

September 1, 2011

among

LIQUIDITY SERVICES, INC.,

JACOBS TRADING, LLC,

WGD, INC.

and

CERTAIN INDIVIDUALS AS SET FORTH HEREIN

TABLE OF CONTENTS
___________________

Exhibit A	Ownership of WGD Shares
Exhibit B	Joinder Agreement
Exhibit C	Principal Holders’ Pro Rata Shares, Backstop Percentages and Backstop Amounts

ii

SHAREHOLDERS’ AGREEMENT

AGREEMENT dated as of September 1, 2011 among Liquidity Services, Inc., a Delaware corporation (“Parent”), Jacobs Trading, LLC, a Minnesota limited liability company (“Seller”), WGD, Inc., a Minnesota corporation (“WGD”), and Irwin L. Jacobs and Howard Grodnick, each an individual (each of Irwin L. Jacobs and Howard Grodnick, a “Principal Holder”) (Seller, WGD, each Principal Holder, and each other Person that becomes a party to this Agreement in accordance with Article 3, collectively, the “Shareholder Parties” and, individually, a “Shareholder Party”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, Seller, Parent and Profar Acquisition Partners, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Buyer”), are entering into the Asset Purchase Agreement dated as of the date hereof (the “Asset Purchase Agreement”), pursuant to which Buyer has agreed to purchase from Seller, and Seller has agreed to sell to Buyer, the Business, upon the terms and subject to the conditions set forth therein;

WHEREAS, upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, Seller will acquire (i) 900,171 shares of Parent Common Stock (as such number of shares may be adjusted pursuant to Section 2.12 (Adjustments) of the Asset Purchase Agreement) at the consummation of the transactions contemplated by the Asset Purchase Agreement (the “Closing Shares”) and (ii) such additional shares of Parent Common Stock, if any, that may be issued to Seller as part of any Earn-Out Payments made pursuant to Section 2.11 (Earn-Out Payments) of the Asset Purchase Agreement (collectively, the “Earn-Out Shares” and, together with the Closing Shares, the “Acquired Shares”);

WHEREAS, WGD directly owns 74.85% of the outstanding equity interests of Seller;

WHEREAS, each Principal Holder, directly, and/or through one or more other Persons, indirectly owns the WGD Shares set forth on Exhibit A opposite such Principal Holder’s name, which WGD Shares collectively represent 66.7% of the total outstanding WGD Shares and, through which, the Principal Holders collectively indirectly control approximately 49.88% of the equity interests of Seller; and

WHEREAS, the parties hereto desire to enter into this Agreement to establish, among other things, certain arrangements with respect to the Acquired Shares as well as certain restrictions on activities in respect of the Acquired

Shares and the conduct of the Restricted Parties (as defined below) as it relates to the Business.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
Definitions

Section 1.01.  Definitions Generally.  For purposes of this Agreement, terms used in this Agreement that are defined in the Asset Purchase Agreement but not in this Agreement shall have the respective meanings ascribed to them in the Asset Purchase Agreement.

Section 1.02.  Certain Definitions.  (a) In addition, the following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that, for the avoidance of doubt, no Shareholder Party shall be considered an Affiliate of Parent or any of its Subsidiaries for purposes of this Agreement.  For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“FINRA” means the Financial Industry Regulatory Authority.

“Registrable Securities” means, at any time, any Acquired Shares held by Seller and any securities that may be issued or distributed in respect thereof because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations or similar events.  As to any particular Registrable Securities, such Acquired Shares shall cease to be Registrable Securities upon the earlier of (i) the date such Acquired Shares have been sold or otherwise transferred by Seller, (ii) the date such Acquired Shares are no longer outstanding or (iii) the date such Acquired Shares have become freely tradeable pursuant to Rule 144.

“Registration Expenses” means all expenses incident to Parent’s performance of or compliance with Article 4, including (i) all registration, listing, qualification and filing fees (including FINRA filing fees), (ii) fees and disbursements of counsel for Parent, (iii) accounting fees, (iv) blue sky fees and expenses (including counsel fees in connection with the preparation of a blue sky memorandum and legal investment survey), (v) all printing, distributing, mailing and delivery expenses for any registration statement, prospectus, transmittal letters, securities certificates and other documents relating to Parent’s performance of or compliance with Article 4, (vi) the expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution, (vii) underwriter fees, excluding discounts and commissions, and any other expenses which are customarily borne by the issuer or seller of securities in a public equity offering and (viii) all internal expenses of Parent (including all salaries and expenses of officers and employees performing legal or accounting duties).  Registration Expenses shall not include any Selling Expenses, which shall be paid in all events by Seller.

“Rule 144” means Rule 144 (or any successor provisions) under the 1933 Act.

“Seller Equity Interests” means (i) the membership or other equity interests of Seller and (ii) any securities convertible into or exchangeable or exercisable for membership or other equity interests of Seller.

 “Transfer” means, with respect to any Acquired Share, any transfer, sale, conveyance, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, of such Acquired Share.   The term “Transfer” used as a verb shall have a corresponding meaning.

“WGD Shares” means the shares, par value $0.01, of common stock of WGD.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acquired Shares	Recitals
Asset Purchase Agreement	Recitals
Backstop Cap	5.03(b)
Backstop Percentage	5.03(b)
Buyer	Recitals
Closing Shares	Recitals
Confidential Information	5.01(b)
Demand Registration	4.01(a)
Earn-Out Shares	Recitals
Hedging Arrangement	3.02(b)
Indemnified Party	4.06
Indemnifying Party	4.06
Inspectors	4.03(g)
Losses	4.04
Maximum Offering Size	4.01(c)

Term	Section
Parent	Preamble
Piggyback Registration	4.02(a)
Principal Holder	Preamble
Pro Rata Share	5.03
Records	4.03(g)
Restricted Party	5.03(b)
Restricted Period	5.02(a)
Restriction Termination Date	3.02(a)
Seller	Preamble
Selling Expenses	4.01(b)
Shareholder Party	Preamble
Specified Payment Backstop Notice	5.03
Specified Payment Obligation	5.03
WGD	Preamble

Section 1.03.  Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified.  All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

ARTICLE 2
Representations And Warranties

Section 2.01.  Representations and Warranties of each Shareholder Party.  Each Shareholder Party (other than Seller whose representations and warranties to Parent are included in the Asset Purchase Agreement) represents and warrants, severally as to itself but not jointly with any other Shareholder Party, to Parent that:

(a) Existence and Power.  Such Shareholder Party, if it is a corporation, partnership, limited liability company, trust or other entity, is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all organizational powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

(b) Authorization.  If such Shareholder Party is not an individual, the execution, delivery and performance by such Shareholder Party of this Agreement and the consummation by such Shareholder Party of the transactions contemplated hereby are within the organizational powers of such Shareholder Party and have been duly authorized by all necessary action on the part of such Shareholder Party.  If such Shareholder Party is an individual, he or she has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder.  This Agreement constitutes a valid and binding agreement of such Shareholder Party enforceable against such Shareholder Party in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(c) Noncontravention.  The execution, delivery and performance by such Shareholder Party of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) if such Shareholder Party is not an individual, violate the certificate of incorporation or bylaws, instrument of trust, partnership agreement, operating agreement or other formation or governing documents of such Shareholder Party, (ii) violate any Applicable Law, or (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Shareholder Party or Jacobs Management Corporation is entitled under any provision of any agreement or other instrument binding on such Shareholder Party or Jacobs Management Corporation.

(d) Governmental Authorization.  The execution, delivery and performance of this Agreement by such Shareholder Party and the consummation of the transactions contemplated hereby do not and will not require any action by or in respect of, or filing with, any Governmental Authority.

(e) Ownership.  (i) In the case of WGD, as of the date hereof and as of the Closing Date, (A) WGD is the record and beneficial owner of 7,381,133 limited liability company interests of Seller, free and clear of any Lien and any other limitation or restriction, other than those created by this Agreement or the Seller LLC Agreement, representing 74.85% of the outstanding limited liability company interests of Seller, and (B) except for such limited liability company interests, WGD does not own beneficially or of record any Seller Equity Interests.

(ii) In the case of each Principal Holder, as of the date hereof and as of the Closing Date, (A) except through WGD, such Principal Holder does not own, beneficially or of record, any Seller Equity Interests and (B)(1) such Principal Holder is the record and beneficial owner of the WGD Shares set forth on Exhibit A opposite such Principal Holder’s name, representing the percentage of the outstanding WGD Shares set forth on Exhibit A opposite such Principal Holder’s name, and (2) except for such WGD Shares, such Principal Holder does not own beneficially or of record any WGD Shares.

(f) Litigation.  There is no action, suit, investigation or proceeding pending or, to the knowledge of such Shareholder Party, threatened against such Shareholder Party that questions the validity of this Agreement or any action taken or to be taken by such Shareholder Party in connection with this Agreement.

(g) Opportunity to Review; Reliance.  Such Shareholder Party has had the opportunity to review this Agreement and the Asset Purchase Agreement with counsel of his or its own choosing.  Such Shareholder Party understands and acknowledges that Parent and Buyer are entering into the Asset Purchase Agreement in reliance upon such Shareholder Party’s execution, delivery and performance of this Agreement.  Each Shareholder Party understands and acknowledges that the Asset Purchase Agreement governs the terms of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities and the other transactions contemplated thereby.

Section 2.02.  Representations and Warranties of Parent.  Parent represents and warrants to each Shareholder Party that:

(a) Existence and Power.  Parent is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, with all organizational powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

(b) Authorization.  The execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of Parent and have been duly authorized by all necessary action on the part of Parent.  This Agreement constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(c) Noncontravention.  The execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate Parent’s certificate of incorporation or bylaws, (ii) assuming compliance with the matters referred to in Section 2.02(d), violate any Applicable Law, or (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Parent or any of Parent’s Affiliates is entitled under any provision of any agreement or other instrument binding on Parent or any such Affiliate of Parent.

(d) Governmental Authorization.  The execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby do not and will not require any action by or in respect of, or filing with, any Governmental Authority other than (i) in compliance with any applicable requirements of the HSR Act; (ii) compliance by Parent with any applicable requirements of the 1934 Act and 1933 Act; and (iii) filing by Parent of requisite NASDAQ notices and/or applications for the issuance and sale of the shares of Parent Common Stock under the Asset Purchase Agreement.

(e) Litigation.  There is no action, suit, investigation or proceeding pending or, to the knowledge of Parent, threatened against Parent that questions the validity of this Agreement or any action taken or to be taken by Parent in connection with this Agreement.

ARTICLE 3
Restrictions on Transfer; Legends

Section 3.01.  General Restrictions on Transfer.  Notwithstanding anything herein to the contrary, each Shareholder Party agrees that it shall not Transfer any Acquired Shares, except in compliance with the 1933 Act, any other applicable non-U.S. or state securities or “blue sky” laws, and the terms and conditions of this Agreement.

Section 3.02.  Restrictions on Transfers Prior to the Restriction Termination Date.  (a) From and after the Closing until the date that is six months following the Closing Date (the “Restriction Termination Date”), Seller shall not Transfer any Acquired Shares (or solicit any offers in respect of any Transfer thereof).

(b) From and after the date hereof until the Restriction Termination Date, no Shareholder Party shall, nor shall such Shareholder Party permit any of its Affiliates to:

(i) Transfer, whether voluntarily or by operation of law, any stock, partnership interest, membership interest or any other ownership or equity interest in any entity that is a direct or indirect beneficial or record owner of any Acquired Share (including any disposition by means of a merger, consolidation or similar transaction) or any other transaction that has the economic effect, in whole or in part, of a Transfer of an Acquired Share (including the designation of any beneficiary of any trust that is a direct or indirect beneficial or record owner of any Acquired Share); or

(ii) directly or indirectly, sell or otherwise dispose of any economic or participation interest in any Acquired Share, or enter into any hedging or other contractual or financial arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Acquired Share (including any swap, option, put, call, straddle or other derivative, whether or not settlable in kind or in cash), or enter into any agreement or commitment to do any of the foregoing (the foregoing, a “Hedging Arrangement”).

Section 3.03.  Transfers of Acquired Shares Following the Restriction Termination Date.  Following the Restriction Termination Date, no Shareholder Party shall effect a Transfer of any Acquired Shares, other than:

(a) a sale effected pursuant to and within the exemptions of Rule 144, after the completion of which the transferred Acquired Shares shall no longer be subject to the provisions of this Agreement;

(b) pursuant to a registration of such Acquired Shares effected in accordance with Article 4 of this Agreement, after the completion of which the transferred Acquired Shares shall no longer be subject to the provisions of this Agreement; or

(c) any other Transfer effected in compliance with Section 3.01 so long as, in the case of this clause (c), prior to such Transfer, the transferee (other than a Shareholder Party already party to this Agreement) executes a Joinder Agreement substantially in the form attached hereto as Exhibit B hereto agreeing to be bound by, subject to, and entitled to the benefits under, the provisions of this Section

3.03, Section 3.01, Sections 3.04 through 3.08 and Article 7 as a “Shareholder Party” hereunder; provided that no such Transfer shall relieve the transferring Shareholder Party (which shall remain subject to the provisions of, and a party to, this Agreement) from any of its obligations hereunder.

Section 3.04.  Policy on Insider Trading and Reporting.  Each Shareholder Party who is an employee or consultant of Parent or any of its Subsidiaries, shall be subject to the applicable provisions of Parent’s policies on insider trading and reporting compliance as in effect at such time (a copy of which will be provided by Parent to any such Shareholder Party promptly upon written request) with respect to the Acquired Shares owned beneficially or of record by such Shareholder Party.

Section 3.05.  Legends on Acquired Shares.  (a) In addition to any other legend that may be required, each certificate or book-entry representing Acquired Shares shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.  THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS’ AGREEMENT DATED AS OF SEPTEMBER 1, 2011, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM LIQUIDITY SERVICES, INC. OR ANY SUCCESSOR THERETO, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

(b) In connection with any sale or disposition of any Acquired Shares by any Shareholder Party in compliance with this Agreement and pursuant to Rule 144, pursuant to a registration effected in accordance with Article 4 or pursuant to any other exemption under the 1933 Act such that the purchaser acquires freely tradable shares, Parent shall, following the submission of such evidence (including customary representation letters and opinions of counsel) as may be reasonably requested by Parent and the transfer agent for the Parent Common Stock to determine that such legends are no longer required for purposes of applicable securities law, use its reasonable best efforts to cause the transfer agent for the Parent Common Stock to issue replacement certificates or book entries representing the Acquired Shares sold or disposed of without the first sentence of the legend required by Section 3.05(a) endorsed thereon.

(c) If any Acquired Shares are sold or disposed of in accordance with Section 3.03(a) or (b), Parent shall, upon the written request of the holder thereof, use its reasonable best efforts to cause the transfer agent for the Parent Common Stock to issue replacement certificates or book entries representing the Acquired Shares sold or disposed of without the second sentence of the legend required by Section 3.05(a) endorsed thereon.

Section 3.06.  Notice of Transfers.  Each Shareholder Party shall give Parent written notice as soon as possible of any Transfers of Acquired Shares by such Shareholder Party (i) made in accordance with Section 3.03(a) or (ii) made in accordance with Section 3.03(c) to the extent no Joinder Agreement is required to be delivered pursuant to such Section because the transferee is a Shareholder Party already party to this Agreement, which notice shall set forth, in each case, the number of Acquired Shares Transferred, and in the case of clause (ii), the identity of the transferee.

Section 3.07.  Rule 144 Reporting.  For a period of one year after the date hereof, Parent agrees to use its reasonable best efforts to:

(a) make and keep current public information available, within the meaning of Rule 144 at all times;

(b) file with the SEC, in a timely manner, all reports and other documents required of Parent under the 1933 Act and 1934 Act; and

(c) furnish to any Restricted Party as promptly as practicable upon request (i) a written statement by Parent as to its compliance with the reporting requirements of Rule 144 and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of Parent and (iii) such other reports and documents as such Restricted Party may reasonably request to enable it to Transfer Acquired Shares without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144.

Section 3.08.  Invalidity of Prohibited Transfers.  Any attempt to Transfer any Acquired Shares not in compliance with this Agreement shall be null and void, and Parent shall not, and shall cause any transfer agent for the Parent Common Stock not to, give any effect in Parent’s stock records to such attempted Transfer.

ARTICLE 4
Registration Rights

Section 4.01.  Demand Registration.  (a) If at any time following the Restriction Termination Date, Parent shall receive a request from Seller that Parent effect the registration under the 1933 Act of all or any portion of the Registrable Securities, and specifying the intended method of disposition thereof and the number of Registrable Securities requested to be registered (such request, a “Demand Registration”), then Parent shall use its reasonable efforts to effect, as promptly as practicable, the registration under the 1933 Act of all such Registrable Securities for which Seller has requested registration in accordance with the registration procedures set forth in Section 4.03.  Parent shall not be obligated to effect more than one Demand Registration; provided, however, that (i) if at the time any Earn-Out Shares are issued to Seller as part of the 2012 Earn-Out Payment, Seller shall have previously exercised its Demand Registration, Seller shall have the right to request one additional Demand Registration and (ii) if at the time any Earn-Out Shares are issued to Seller as part of the 2013 Earn-Out Payment, Seller shall have previously exhausted all Demand Registrations available to Seller hereunder, Seller shall have the right to request one additional Demand Registration.  Seller may, at any time prior to the effective date of the registration statement relating to such Demand Registration, revoke such request by providing a written notice to Parent revoking such request.  Any Demand Registration so revoked prior to the effective date of the applicable registration statement shall not count as a Demand Registration so long as Seller promptly reimburses Parent for all Registration Expenses incurred in respect of such revoked Demand Registration.

(b) Parent shall be liable for and pay all Registration Expenses in connection with any Demand Registration, subject to the final sentence of the preceding paragraph.  All Selling Expenses incurred in connection with any Demand Registration shall be borne by Seller.  “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for Seller.

(c) If a Demand Registration involves an underwritten offering and the managing underwriter advises Parent and Seller that, in its reasonable opinion, the number of shares of Registrable Securities proposed to be included in the Demand Registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), Parent shall include in such registration only the number of Registrable Securities requested by Seller to be included up to the Maximum Offering Size.

(d) Parent shall be entitled to include in any Demand Registration, for its own account or for the account of any other Person, any additional Parent securities that it so elects; provided, that if such Demand Registration is being underwritten and the managing underwriter advises Parent and Seller that, in its reasonable opinion, the aggregate number of securities proposed to be included in the Demand Registration exceeds the Maximum Offering Size, Parent shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, so much of the Registrable Securities proposed to be registered for the account of Seller as would not cause the offering to exceed the Maximum Offering Size;

(ii) second, all additional securities proposed to be registered for the account of Parent; and

(iii) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as Parent shall determine.

(e)  Upon notice to Seller, Parent may postpone effecting a Demand Registration pursuant to this Section 4.01 on one occasion during any period of 12 consecutive months for a reasonable time specified in the notice but not exceeding 180 days, if Parent notifies Seller that, in the good faith judgment of the board of directors of Parent (in consultation with legal counsel), such Demand Registration and offering would reasonably be expected to materially and adversely affect or materially interfere with any bona fide material financing of Parent or any material transaction under consideration by Parent or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect Parent.  Seller shall keep confidential any communications received by it from Parent regarding any such postponement.

Section 4.02.  Piggyback Registration.  (a) If at any time following the Restriction Termination Date, Parent proposes to register any Parent securities under the 1933 Act (other than a registration on Form S-8, S-4 or F-4, or any successor forms, relating to Parent securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of Parent or in connection with a direct or indirect acquisition by Parent of another Person, and other than a “shelf” registration pursuant to a registration statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the 1933 Act), whether or not for sale for its own account, to the extent that Seller owns Registrable Securities and remains entitled to request Demand Registration pursuant to Section 4.01, Parent shall each such time give prompt notice to Seller at least 5 Business Days prior to the anticipated filing date of the registration statement relating to such registration, which notice shall set forth Seller’s rights under this Section 4.02 and shall offer Seller the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as Seller may request (a “Piggyback Registration”), subject to the provisions of Section 4.02(b).  Upon the request of Seller made within 2 Business Days after the receipt of notice from Parent (which request shall specify the number of Registrable Securities intended to be registered by Seller), Parent shall use its reasonable efforts to effect the registration under the 1933 Act of all Registrable Securities that Seller has been so requested to register by Seller, to the extent requisite to permit the disposition of such Registrable Securities; provided that (i) if such registration involves an underwritten offering, Seller must sell its Registrable Securities to the underwriters selected as provided in Section 4.03(f)(ii) on the same terms and conditions as apply to Parent, and (ii)  if, at any time after giving notice of its intention to register any Parent securities pursuant to this Section 4.02(a) and prior to the effective date of the registration statement filed in connection with such registration, Parent shall determine for any reason not to register such securities, Parent shall give notice to Seller and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  No registration effected under this Section 4.02 shall relieve Parent of its obligations to effect a Demand Registration to the extent required by Section 4.01.  Parent shall pay all Registration Expenses in connection with each Piggyback Registration.  All Selling Expenses incurred in connection with any Piggyback Registration shall be borne by Seller.

(b) If a Piggyback Registration involves an underwritten offering and the managing underwriter advises Parent and Seller that, in its reasonable opinion, the aggregate number of securities proposed to be included in such registration exceeds the Maximum Offering Size, Parent shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, so much of the securities proposed to be registered for the account of Parent as would not cause the offering to exceed the Maximum Offering Size; and

(ii) second, all Registrable Securities requested to be included in such registration by Seller pursuant to Section 4.02 and any securities proposed to be registered for the account of any other Persons with such priorities among them as Parent shall determine.

Section 4.03.  Registration Procedures.  Whenever Seller requests that any Registrable Securities be registered pursuant to Sections 4.01 or 4.02, subject to the provisions of such Sections, Parent shall use its reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as practicable, and, in connection with any such request:

(a) Parent shall, as promptly as practicable prepare and file with the SEC a registration statement on Form S-3 (provided that Parent is eligible to effect such registration on Form S-3 at such time, and if Parent is not then eligible to effect such registration on Form S-3 at such time, such other form for which Parent then qualifies for which counsel for Parent shall deem appropriate, and provided further that nothing in this Article 4 or otherwise in this Agreement shall require Parent to effect a “shelf” registration pursuant to Rule 415 promulgated under the 1933 Act), or, at Parent’s election, designate an existing registration statement filed with the SEC to cover such Registrable Securities, and use its reasonable efforts to (i) cause such registration statement to become or be declared effective by the SEC promptly after the receipt of written notice from the SEC (A) that it will not review the registration statement or (B) that it has completed its review of and has no additional comments to the registration statement or further requirements that would preclude Parent from requesting that the registration statement be declared effective, and (ii) remain effective for a period of 180 calendar days (or such shorter period in which all of the Registrable Securities of Seller included in such registration statement shall have actually been sold thereunder).

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, Parent shall, if requested, furnish to Seller and each underwriter, if any, copies of such registration statement as proposed to be filed, and thereafter Parent shall furnish to Seller and any such underwriter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the 1933 Act and such other documents as Seller or any such underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities of Seller.  Seller shall have the right to request that Parent modify any information contained in such registration statement, amendment and supplement thereto pertaining to Seller, and Parent shall use its reasonable efforts to comply with such request; provided, however, that Parent shall not have any obligation to so modify any information if Parent reasonably expects that doing so would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) After the filing of the registration statement, Parent shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act, (ii) comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by Seller thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify Seller of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) Parent shall use its reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as Seller reasonably (in light of Seller’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Parent and do any and all other acts and things that may be reasonably necessary or advisable to enable Seller to consummate the disposition of its Registrable Securities, provided that Parent shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.03(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) Parent shall notify Seller, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to Seller and file with the SEC any such supplement or amendment.

(f) (i) Seller shall have the right to select an underwriter or underwriters in connection with any public offering resulting from the exercise by Seller of a Demand Registration and (ii) Parent shall have the right to select an underwriter or underwriters in connection with any other public offering resulting from a registration effected pursuant to this Agreement.  In connection with any public offering, Parent shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such public offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g) Upon execution of confidentiality agreements in form and substance satisfactory to Parent, Parent shall make available for inspection by Seller and any underwriter participating in any disposition pursuant to a registration statement being filed by Parent pursuant to this Section 4.03 and any attorney, accountant or other professional retained by Seller or any such underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of Parent (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause Parent’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.  Records that Parent determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction.  Seller agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Registrable Securities unless and until such information is made generally available to the public. Seller further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to Parent and allow Parent at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) Parent shall furnish to Seller and to each underwriter, if any, a signed counterpart, addressed to Seller or such underwriter, of (i) an opinion or opinions of counsel to Parent and (ii) a comfort letter or comfort letters from Parent’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as Seller or the managing underwriter therefor reasonably requests.

(i) Parent shall otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the 1933 Act and the requirements of Rule 158 thereunder.

(j) Parent may require Seller promptly to furnish in writing to Parent such information regarding the distribution of the Registrable Securities as Parent may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(k) Seller agrees that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 4.03(e), Seller shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until Seller’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.03(e), and, if so directed by Parent, Seller shall deliver to Parent all copies, other than any permanent file copies then in Seller’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If Parent shall give such notice, Parent shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 4.03(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.03(e) to the date when Parent shall make available to Seller a prospectus supplemented or amended to conform with the requirements of Section 4.03(e).

(l) Parent shall have appropriate officers of Parent (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 4.04.  Indemnification by Parent.  Parent agrees to indemnify and hold harmless Seller, its officers, directors, employees, partners and agents, and each Person, if any, who controls Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Losses”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if Parent shall have furnished any amendments or supplements thereto) or any preliminary prospectus or free writing prospectus (as defined in Rule 405 under the 1933 Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished to Parent by Seller or on Seller’s behalf expressly for use therein.  Parent also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act on substantially the same basis as that of the indemnification of Seller provided in this Section 4.04.  As a condition to including Registrable Securities in any registration statement filed in accordance with Article 4, Parent may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

Section 4.05.  Indemnification by Seller.  Seller agrees to indemnify and hold harmless Parent, its officers, directors and agents and each Person, if any, who controls Parent within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from Parent to Seller, but only with respect to information furnished by Seller or on Seller’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.  Seller also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act on substantially the same basis as that of the indemnification of Parent provided in this Section 4.05.  Seller shall not be liable under this Section 4.05 for any Losses in excess of the net proceeds realized by Seller in the sale of Registrable Securities of Seller to which such Losses relate.

Section 4.06.  Conduct of Indemnification Proceedings.  If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 4, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 4.07.  Contribution.  (a) If the indemnification provided for in this Article 4 is unavailable to the Indemnified Parties in respect of any Losses, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) as between Parent and Seller on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by Parent and Seller on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of Parent and Seller on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations and (ii) as between Parent on the one hand and Seller on the other, in such proportion as is appropriate to reflect the relative fault of Parent and Seller in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative benefits received by Parent and Seller on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by Parent and Seller bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus.  The relative fault of Parent and Seller on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Parent and Seller or by such underwriters.  The relative fault of Parent on the one hand and of Seller on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) Parent and Seller agree that it would not be just and equitable if contribution pursuant to this Section 4.07 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 4.08.  Participation in Public Offering.  If Registrable Securities are to be sold pursuant to a registration under this Article 4 in an underwritten offering, in order to exercise its right to registration hereunder Seller must (a) agree to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (including the entry into an underwriting agreement in customary form with the underwriter or underwriters so approved) and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 4.09.  Other Indemnification.  Indemnification similar to that specified herein (with appropriate modifications) shall be given by Parent and Seller with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the 1933 Act.

Section 4.10.  Termination of Registration Rights.  This Article 4 shall terminate on the date on which all Acquired Shares subject to this Agreement cease to be Registrable Securities.

Section 4.11.  No Transfer of Registration Rights.  None of the rights of Seller under this Article 4 shall be assignable by Seller to any Person.

ARTICLE 5
Certain Covenants and Agreements Applicable to Restricted Parties

Section 5.01. Confidentiality.  (a) After the date hereof, each of Seller, WGD and each Principal Holder (collectively, the “Restricted Parties” and, individually, a “Restricted Party”) agrees to hold, and will cause its Affiliates and their respective Representatives to hold, in confidence, unless compelled to disclose by Applicable Law (so long as, to the extent legally permissible, such Restricted Party provides Parent with reasonable prior notice of such disclosure and a reasonable opportunity to contest such disclosure), the Confidential Information, except to the extent that the Confidential Information can be shown to have been in the public domain through no fault of any Restricted Party or any of their respective Affiliates or Representatives. The obligation of each Restricted Party, its Affiliates and their respective Representatives to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.  Between the date hereof and the Closing, each Restricted Party shall maintain the confidentiality of the information referred to in clause (iii) of the definition of Confidential Information in the same manner and with the same level and degree of care as such Restricted Party has been undertaking with respect to such information prior to date hereof.

(b) For purposes of this Agreement, “Confidential Information” means (i) the existence and content of this Agreement and the other Transaction Documents and any information relating to the transactions contemplated hereby and thereby, (ii) all documents and information of or relating to Parent or Buyer, and (iii) following the Closing, all information concerning the Business (including information relating to contractual relationships (and the terms thereof) of the Business), the Purchased Assets and the financial condition, business, operations or prospects of the Business; in each case, whether written or otherwise, and including any information that has become available through negotiations and discussions that have occurred among the parties in connection with this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby.

Section 5.02.  Non-Competition; No-Hire.  (a) In order that Parent and Buyer may have and enjoy the full benefit of the Business and the Purchased Assets and as an inducement to Parent and Buyer to enter into the Asset Purchase Agreement and the other Transaction Documents (without which inducement Parent and Buyer would not have entered into such agreements), from the Closing Date until the fifth anniversary thereof (the “Restricted Period”), each Restricted Party agrees not to, and agrees to cause each of its Affiliates not to, directly or indirectly, in the United States or elsewhere, on such Person’s own behalf or on the behalf of another (including as a shareholder, member, partner, joint venturer or investor of another Person):

(i) engage in, control, advise, manage, serve as a director, officer or employee of, act as a consultant to or contractor or other agent for, receive any economic benefit from or exert any influence upon, any business that conducts activities competitive with, or similar to, the Business;

(ii) invest or own any interest publicly or privately in any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Business;

(iii) solicit, divert or attempt to solicit or divert any Person who is or was a buyer or seller of goods or services through the Business or, within the two-year period prior to the Closing, was solicited to become a buyer or seller of goods or services through the Business, for the purpose of engaging in, offering, purchasing, procuring, providing or selling goods or services competitive with, or similar to those provided or acquired by, the Business, or attempt in any manner to persuade any such Person to cease to do business or to reduce the amount of business which any such Person has customarily done or contemplates doing with the Business; or

(iv) hire, employ, engage or solicit for employment or services (either on a full time or part time basis, or in a consultancy or other non-employee role) any Business Employee or Business Contractor or encourage or induce any such individual to leave his or her employment or consultancy relationship with Buyer or any of its Affiliates.

(b) The restrictions imposed by Section 5.02 shall not apply to:

(i) (A) solely for the duration of the Retail Store Wind Down Period, the conduct of the Retail Store Business or (B) the conduct of any other Retained Business;2

(ii) any activities taken by a Restricted Party or any of its Affiliates at the direction of, or otherwise on behalf of, Parent, Buyer or any of their respective Affiliates as an employee, consultant or other person performing similar responsibilities, including pursuant to the Management Services Agreement or any Employment Agreement;

(iii) the ownership, operation, servicing or sale of any or all of the Excluded Assets by any Restricted Party or any of its Affiliates, solely to the extent that such actions are outside of the scope of, and are not competitive with, the Business; provided further, that this clause (iii) shall not limit, alter or otherwise affect any obligations that any such Person may have under the Transition Services Agreement relating to the Excluded Assets;

(iv) the ownership by any Restricted Party or any of its Affiliates of capital stock or other equity interests of any Person whose securities are listed on a national securities exchange so long as (A) such Restricted Party, together with its Affiliates, and any member of a group in which such Restricted Party or any of its Affiliates is a party, do not own more than 1% of the outstanding voting power of such Person and (B) such capital stock or other equity interests of such Person are held solely as a passive investment; or

(v) the fulfillment by any Restricted Party or any of its Affiliates of its obligations under the Transition Services Agreement.

(c) Each Restricted Party (on its own behalf and on behalf of its Affiliates) acknowledges that the restrictions contained in this Section 5.02 are reasonable and necessary to protect the legitimate interests of Parent and Buyer and constitute a material inducement to Parent and Buyer to enter into the Asset

Purchase Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby.  Each Restricted Party (on its own behalf and on behalf of its Affiliates) acknowledges that any violation of this Section 5.02 will result in irreparable injury to Parent and Buyer and agrees that Parent shall be entitled to specific performance of this Section 5.02 pursuant to Section 7.08.  Without limiting the generality of the foregoing, the Restricted Period applicable to any Restricted Party and its Affiliates shall be extended for an additional period equal to any period during which such Restricted Party or any of its Affiliates is in breach of the obligations under this Section 5.02.

(d) If any provision contained in this Section 5.02 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 5.02, but this Section 5.02 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  It is the intention of the parties that if any of the restrictions or covenants contained in this Section 5.02 is held to cover a geographic area or to be for a length of time that is not permitted by Applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall (to the maximum extent permitted by Applicable Law) not be construed to be null, void and of no effect, but instead shall be construed and interpreted or reformed to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under Applicable Law.

Section 5.03.  Seller Failure to Pay Specified Payment Obligations.  (a) If Seller fails to pay to any Buyer Indemnified Party any Damages for which such Buyer Indemnified Party is entitled to indemnification directly from Seller pursuant to Article 11 (Survival; Indemnification) of the Asset Purchase Agreement, excluding Damages arising out of Warranty Breaches of representations and warranties that are not Fundamental Seller Representations, but solely to the extent such Warranty Breaches do not involve fraud (a “Specified Payment Obligation”) (in each case, including as a result of Seller ceasing to exist following the liquidation, dissolution or other similar proceeding involving Seller), then each Principal Holder shall pay such Principal Holder’s Backstop Percentage of such Specified Payment Obligation to Parent (or its designee) promptly (but no later than 10 Business Days) after receipt of written notice thereof from Parent (a “Specified Payment Backstop Notice”); provided that Parent shall not deliver a Specified Payment Backstop Notice pursuant to this Section 5.03 if Seller has timely and in good faith disagreed with Buyer’s determination of the Specified Payment Obligation, in each case, in accordance with the applicable provisions of the Asset Purchase Agreement, and such dispute has not been resolved either through a negotiated resolution or by arbitration in accordance with the Asset Purchase Agreement and the other Transaction Documents; and provided, further, each Principal Holder’s maximum aggregate liability pursuant to this Section 5.03 as of any date, except with respect to any

Damages arising out of fraud, shall not exceed such Principal Holder’s Backstop Cap as of such date.  Any amounts required to be paid pursuant to this Section 5.03 shall be paid in immediately available funds by wire transfer to an account designated by Parent in the Specified Payment Backstop Notice.  If Seller shall at any time after the Closing cease to exist following the liquidation, dissolution or other similar proceeding involving Seller, the Principal Holders shall, collectively, have the right, after delivering written notice thereof to Parent, to thereafter exercise the rights of Seller (i) as the “Indemnifying Party” pursuant to Section 11.03 (Third Party Claim Procedures) and Section 11.04 (Direct Claim Procedures) of the Asset Purchase Agreement and (ii) as “Seller” pursuant to Section 13.07 (Arbitration) of the Asset Purchase Agreement, in each case, to the same extent as though the Principal Holders were Seller thereunder.

(b) For purposes of this Agreement:

(i) “Backstop Cap” means, with respect to each Principal Holder as of any date, an amount equal to the lesser of (i) the amount set forth under the heading “Maximum Backstop Amount” on Exhibit C opposite such Principal Holder and (ii) (A) $50 million plus (B) the product of (1) such Principal Holder’s Pro Rata Share and (2) the sum of (x) the value of all Earn-Out Payments made pursuant to Section 2.11 (Earn-Out Payments) of the Asset Purchase Agreement prior to such date (with such value equal to the amounts calculated pursuant to Sections 2.11(b)(i) and 2.11(b)(ii) of the Asset Purchase Agreement, regardless of whether such payments are made paid in cash or a combination of cash and Parent Common Stock) and (y) all payments of accrued interest and principal on the Note made by Parent to Seller prior to such date (it being understood that any amounts offset by Buyer against accrued interest and principal on the Note pursuant to the Asset Purchase Agreement shall not be considered to be a payment for these purposes).

(ii) “Backstop Percentage” means, with respect to any Principal Holder, the percentage set forth under the heading “Backstop Percentage” on Exhibit C hereto opposite such Principal Holder’s name.

(iii) “Pro Rata Share” means, with respect to any Principal Holder, the percentage set forth under the heading “Pro Rata Share” on Exhibit C hereto opposite such Principal Holder’s name.

Section 5.04.  Cooperation.  (a) Each Restricted Party agrees to cooperate with the other parties hereto and to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Each Restricted Party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and the other Transaction Documents.

(b) During the period from the date of this Agreement through the Closing Date, each Restricted Party agrees that it shall not take any action that would or would reasonably be expected to result in any of the conditions set forth in Articles 10 (Conditions) of the Asset Purchase Agreement not to satisfied or to result in a delay in the satisfaction of any such condition.

Section 5.05.  Public Announcements.  From and after the date hereof (and including following the Closing), no Restricted Party shall issue any press release or make any public statement with respect to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby without Parent’s prior written consent.  The provisions of this Section 5.05 shall not apply to Seller, and in lieu thereof, the provisions of Section 7.03 (Public Announcements) of the Asset Purchase Agreement shall apply to Seller.

Section 5.06.  Conflicting Documents.  Each Restricted Party that is a corporation, partnership, limited liability company, trust or other entity agrees to take all actions necessary to ensure that its organizational or constituent documents do not at any time conflict with or violate any provision of this Agreement.

Section 5.07.  Transfer of WGD Domain Names.  At the Closing, WGD shall (a) sell, convey, transfer, assign and deliver to Buyer, and Buyer shall acquire and accept, all of WGD’s right, title and interest in, to and under the internet domain names set forth opposite WGD’s name in Section 3.17(a) of the Seller Disclosure Schedule and the websites located at such domain names, in each case free and clear of all Liens, and (b) deliver to Buyer such endorsements, consents, assignments and other good and sufficient instruments of transfer, conveyance and assignment as Buyer, WGD and their respective counsel shall deem reasonably necessary or appropriate to vest in Buyer all right, title and interest in, to and under such internet domain names and websites in accordance with the terms of this Section 5.07, in each case duly executed by WGD.

ARTICLE 6
Termination

Section 6.01.  Termination.  This Agreement and all obligations of the parties hereunder shall automatically terminate upon the termination of the Asset Purchase Agreement prior to the Closing in accordance with its terms.  Upon the termination of this Agreement, neither Parent nor any Shareholder Party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect; provided that Sections 5.01, 7.02 and 7.04 through

7.09 shall survive such termination.  Notwithstanding the foregoing, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination.

ARTICLE 7
Miscellaneous

Section 7.01.  Binding Effect; Assignability; Benefit. (a)  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b) Except as expressly provided herein, (i) neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Acquired Shares or Seller Equity Interests or otherwise, and (ii) nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 7.02.  Notices.  All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission:

if to Parent, to:

Liquidity Services, Inc.
1920 L Street NW, 6th Floor
Washington DC 20036
Attention: James E. Williams
Facsimile No.: (202) 558-6246

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York  10017
Attention:  Phillip R. Mills
William J. Chudd
Facsimile No.: (212) 701-5800

if to Seller, to:

Jacobs Trading, LLC
8096 Excelsior Boulevard
Hopkins, MN 55343
Attention: Irwin L. Jacobs
Facsimile No.: (612) 338-8118

with a copy to:

Maslon Edelman Borman & Brand, LLP
90 South 7th Street, Suite 3300
Minneapolis, MN 55402
Attention: Barry A. Gersick
Facsimile No.: (612) 642-8384

if to any other Shareholder Party, to the applicable address and facsimile number set forth in the signature page of such Party hereto or in the Joinder Agreement delivered by such Shareholder Party or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other Parties hereto.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 7.03.  Waiver; Amendment.  (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.04.  Fees and Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

Section 7.05.  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

Section 7.06.  Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Northern District of Illinois, so long as such court shall have subject matter jurisdiction over such action, and solely to the extent that the parties seek, but such court denies, subject matter jurisdiction, such action shall be brought in any state court sitting in New York City (in which case, the applicable action shall be deemed to have arisen from a transaction of business in the State of New York), and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.02 shall be deemed effective service of process on such party.

Section 7.07.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.08.  Specific Enforcement.  The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court having jurisdiction pursuant to Section 7.06, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.09.  Third Party Enforcement Rights.  Buyer is hereby made an express third-party beneficiary of the rights granted to Parent under Article 5 of this Agreement and shall be entitled to enforce Parent’s rights under Article 5 of this Agreement pursuant to this Section 7.09 to the same extent as though Buyer were Parent hereunder.

Section 7.10. Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when Parent, Seller, WGD and each Principal Holder shall have received counterparts hereof signed by each of such other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 7.11.  Entire Agreement.  This Agreement, the other Transaction Documents and the Confidentiality Agreement constitute the entire agreement among the parties hereto (including any subset thereof) and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto (including any subset thereof) with respect to the subject matter hereof and thereof.

Section 7.12. Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LIQUIDITY SERVICES, INC.

By:	/s/ William P. Angrick, III
	Name:	William P. Angrick, III
	Title:	Chairman and CEO

JACOBS TRADING, LLC

By:	/s/ Howard Grodnick
	Name:	Howard Grodnick
	Title:	President

WGD, INC.

By:	/s/ David A. Mahler
	Name:	David A. Mahler
	Title:	Secretary

[Signature page to Shareholders’ Agreement]

/s/ Howard Grodnick
Name: Howard Grodnick

Address for Notice:
8096 Excelsior Boulevard
Hopkins, MN 55343
(612) 338-8118

With a copy to:
Maslon Edelman Borman & Brand, LLP
90 South 7th Street, Suite 3300
Minneapolis, MN 55402
Attention: Barry A. Gersick
Facsimile No.: (612) 642-8384

[Signature page to Shareholders’ Agreement]

/s/ Irwin L. Jacobs
Name: Irwin L. Jacobs

Address for Notice:
8096 Excelsior Boulevard
Hopkins, MN 55343
(612) 338-8118

With a copy to:
Maslon Edelman Borman & Brand, LLP
90 South 7th Street, Suite 3300
Minneapolis, MN 55402
Attention: Barry A. Gersick
Facsimile No.: (612) 642-8384

[Signature page to Shareholders’ Agreement]